Exhibit 99.1

Carter’s, Inc. Reports Second Quarter Results

•	Sales Increased $85 Million, Up 44%

•	GAAP Diluted EPS $0.15; Adjusted Diluted EPS $0.17, Up 21%

          ATLANTA, July 25 /PRNewswire-FirstCall/ -- Carter’s, Inc. (NYSE: CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, reported its second quarter results for fiscal 2006.

          On July 14, 2005, Carter’s, Inc. (the “Company”) acquired all of the outstanding common stock of OshKosh B’Gosh, Inc. (the “Acquisition”).  Results for the three and six-month periods ended July 1, 2006 include OshKosh for the entire period, while results for the comparable periods in fiscal 2005 do not include OshKosh.

          On June 6, 2006, the Company effected a two-for-one stock split (the “stock split”).  Earnings per share for all prior periods presented have been adjusted to reflect the stock split.

          Second Quarter 2006 compared to Second Quarter 2005

          Net sales increased 44.2% to $277.6 million.  Excluding OshKosh sales of $71.1 million, net sales increased 7.3% to $206.5 million.

          The Company’s wholesale sales increased 21.5% to $104.5 million. Excluding OshKosh sales of $20.4 million and Carter’s off-price sales of $8.1 million in 2006 and $11.8 million in 2005, wholesale sales increased 2.4% to $76.0 million.

          The Company’s mass channel sales, which are comprised of sales of its Child of Mine brand to Wal-Mart and Just One Year brand to Target, increased 30.8% to $51.0 million.  The Genuine Kids from OshKosh brand is sold at Target under a licensing arrangement, the income from which is included in royalty income and has no impact on mass channel sales.

          Retail store sales increased 80.9% to $122.1 million.  Excluding OshKosh retail store sales of $50.7 million, retail store sales increased 5.8% to $71.4 million.  This increase was driven by sales from new stores and a comparable store sales increase of 1.8%.

          In the second quarter of fiscal 2006, the Company opened four Carter’s retail stores and one OshKosh retail store.  The Company closed three Carter’s retail stores during the second quarter of fiscal 2006.  As of July 1, 2006, the Company had 200 Carter’s retail stores and 143 OshKosh retail stores.

          In the second quarter of fiscal 2006, net income increased 65.5% to $9.0 million, or $0.15 per diluted share, including non-cash charges of $0.01 per diluted share of intangible amortization resulting from the Acquisition and $0.01 per diluted share related to stock-based compensation resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).  Net income of $5.5 million, or $0.09 per diluted share, for the second quarter of fiscal 2005 included charges of $0.05 per diluted share associated with the closure of two sewing facilities in Mexico.  Excluding these charges in each period, adjusted net income increased 18.2% to $10.4 million.  Diluted earnings per share, excluding these charges in each period, increased 21.4% to $0.17 per diluted share.  The reconciliation of income, as reported under generally accepted accounting principles (“GAAP”), to income adjusted for these charges is shown below.

	(dollars in millions, except EPS) Three-month period ended July 1, 2006

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$14.5	$9.0	$0.15
Intangible amortization (a)	1.2	0.7	0.01
Stock option expense (b)	1.0	0.7	0.01
Income, as adjusted (c)	$16.7	$10.4	$0.17

	(dollars in millions, except EPS) Three-month period ended July 2, 2005

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$9.0	$5.5	$0.09
Plant closure costs (d)	5.5	3.3	0.05
Income, as adjusted (c)	$14.5	$8.8	$0.14

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.

(b)	Stock-based compensation charges related to the adoption of SFAS 123R.

(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Costs associated with the closure of two sewing facilities in Mexico, including accelerated depreciation charges of $0.9 million, pre-tax, included in cost of goods sold.

          Fred Rowan, Chairman and CEO, noted that, “We are on track to achieve our consolidated sales and earnings goals for 2006.  Our mass channel business continues to exceed our expectations and helped offset lower than expected comparable store sales growth in our Carter’s retail stores.  We expect the Carter’s brand wholesale business in the second half of 2006 to be strong based on the launch of our new Carter’s Starters products and favorable customer reaction to our Spring 2007 product lines, which begin shipping in the fourth quarter.  We are pleased with the progress of the OshKosh integration, and we expect OshKosh to contribute meaningfully to our second half results.”

          First half 2006 compared to first half 2005

          Net sales increased 44.0% to $574.0 million.  Excluding OshKosh sales of $142.1 million, net sales increased 8.3% to $431.9 million.

          The Company’s wholesale sales increased 27.3% to $235.5 million. Excluding OshKosh sales of $49.0 million and Carter’s off-price sales of $13.8 million in 2006 and $18.5 million in 2005, wholesale sales increased 3.7% to $172.7 million.

          The Company’s mass channel sales increased 33.8% to $105.0 million.

          Retail store sales increased 72.6% to $233.5 million.  Excluding OshKosh retail store sales of $93.0 million, retail store sales increased 3.8% to $140.5 million.  This increase was driven by sales from new stores, offset by a comparable store sales decline of 0.2%.

          In the first half of fiscal 2006, the Company opened eleven Carter’s retail stores and two OshKosh retail stores.  The Company closed four Carter’s retail stores and one OshKosh retail store during the first half of fiscal 2006.  In fiscal 2006, the Company plans to open 30 Carter’s and 14 OshKosh retail stores and plans to close six Carter’s and three OshKosh retail stores.

          In the first half of fiscal 2006, net income increased 28.5% to $24.8 million, or $0.41 per diluted share, including non-cash charges of $0.02 per diluted share of intangible amortization resulting from the Acquisition and $0.02 per diluted share related to stock-based compensation resulting from the adoption of SFAS 123R.  Net income of $19.3 million, or $0.32 per diluted share, for the first half of fiscal 2005 included charges of $0.05 per diluted share associated with the closure of two sewing facilities in Mexico. Excluding these charges in both periods, adjusted net income increased 21.6% to $27.5 million.  Diluted earnings per share, excluding these charges in each period, increased 21.6% to $0.45 per diluted share.  The reconciliation of income, as reported under GAAP, to income adjusted for these charges is shown below.

	(dollars in millions, except EPS) Six-month period ended July 1, 2006

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$39.9	$24.8	$0.41
Intangible amortization (a)	2.4	1.5	0.02
Stock option expense (b)	1.9	1.2	0.02
Income, as adjusted (c)	$44.2	$27.5	$0.45

	(dollars in millions, except EPS) Six-month period ended July 2, 2005

	Income Before Taxes	Net Income	Diluted EPS

Income, as reported (GAAP)	$31.9	$19.3	$0.32
Plant closure costs (d)	5.5	3.3	0.05
Income, as adjusted (c)	$37.4	$22.6	$0.37

(a)	Amortization of OshKosh intangible assets, primarily licensing agreements.

(b)	Stock-based compensation charges related to the adoption of SFAS 123R.

(c)

In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present income before taxes, net income, and net income on a diluted share basis excluding the adjustments discussed above.  We believe these adjustments provide a more meaningful comparison of the Company’s results.  These adjusted, non- GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial information is presented for informational purposes only and is not necessarily indicative of the Company’s future condition or results of operations.

(d)	Costs associated with the closure of two sewing facilities in Mexico, including accelerated depreciation charges of $0.9 million, pre-tax, included in cost of goods sold.

          Net cash used in operations was $2.7 million in the first half of fiscal 2006 as compared to net cash provided by operations of $22.6 million in the first half of fiscal 2005.  The change in cash flow was driven by significant reductions in accounts payable and other current liabilities and increases in accounts receivable and inventory levels.  Such changes in working capital were driven by timing of payments to vendors and shipments to customers and the payment of Acquisition-related liabilities, including severance and lease termination costs.  In the first half of fiscal 2006, the Company made payments of $36 million on its term loan, including prepayments of $34 million.  Since the Acquisition, the Company has reduced its long-term debt by $106.1 million, or 21.2%.

          Business Outlook

          Our business outlook is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

(dollars in millions, except for share data)

	Third Quarter 2006	Fourth Quarter 2006

Consolidated Net Sales	$385 + 3% (a)	$375 - $380	+7% - 8% (c)
Consolidated Adjusted Diluted EPS	$0.56 +10% (b)	$0.46 - $0.49	+35% - 44% (d)

Fiscal Year 2006

Consolidated Net Sales	$1,335 - $1,340	+19% - 20% (e)
Consolidated Adjusted Diluted EPS	$1.47 - $1.50	+20% - 23% (f)

(a)	Comparison to the third quarter of fiscal 2005, which includes OshKosh beginning July 14, 2005.

(b)

Estimated increase excludes $0.01 per diluted share of intangible amortization related to the Acquisition and $0.01 per diluted share of stock option expense related to the adoption of SFAS 123R, compared to the adjusted third quarter fiscal 2005 results of $0.51 per diluted share, which excludes debt extinguishment charges of $0.20 per diluted share, inventory step-up charges and intangible amortization related to the Acquisition of $0.11 per diluted share, and Mexico plant closure costs of $0.02 per diluted share.

(c)	Comparison to the fourth quarter of fiscal 2005, which includes OshKosh for the entire period.

(d)

Estimated increase excludes $0.01 per diluted share of intangible amortization related to the Acquisition and $0.01 per diluted share of stock option expense related to the adoption of SFAS 123R, compared to the adjusted fourth quarter fiscal 2005 results of $0.34 per diluted share, which excludes inventory step-up charges and intangible amortization related to the Acquisition of $0.05 per diluted share, and Mexico plant closure costs of $0.01 per diluted share.

(e)	Comparison to fiscal 2005, which includes OshKosh from July 14, 2005 through December 31, 2005.

(f)

Estimated increase in fiscal 2006 excludes $0.05 per diluted share of intangible amortization related to the Acquisition and $0.04 per diluted share of stock option expense related to the adoption of SFAS 123R, compared to the adjusted fiscal 2005 results of $1.22 per diluted share, which excludes debt extinguishment charges of $0.20 per diluted share, inventory step-up charges and intangible amortization related to the Acquisition of $0.16 per diluted share, and Mexico plant closure costs of $0.08 per diluted share as previously described in our February 22, 2006 earnings release.

          The Company will broadcast its quarterly conference call on July 26, 2006 at 8:30 a.m. Eastern Time.  To participate in the call, please dial (913) 981-5520.  To listen to the live broadcast over the internet, please log on to www.carters.com, go to “About Carter’s,” click on “Investor Relations,” and then click on the link “Second Quarter Conference Call.”  A replay of the call will be available shortly after the broadcast through August 4, 2006, at (719) 457-0820, passcode 5542621.  This replay will be archived on the Company’s website at the same location as the live webcast.

          For more information on Carter’s, Inc. please visit www.carters.com.

          Cautionary Language

          Statements contained herein that relate to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated results for fiscal 2006 or any other future period, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include a decrease in sales to, or the loss of one or more of the Company’s key customers, the acceptance of our products in the marketplace, deflationary pressures on our prices, disruptions in foreign supply sources, negative publicity, increased competition in the baby and young children’s apparel market, our substantial leverage, which increases our exposure to interest rate risk and could require us to dedicate a substantial portion of our cash flow to repay principal, changes in consumer preference and fashion trends, a decrease in the overall level of consumer spending, the impact of governmental regulations and environmental risks applicable to the Company’s business, our ability to identify new locations and negotiate appropriate lease terms for our retail stores, our ability to attract and retain key individuals within the organization, failure to realize the savings and other benefits that we expect from Acquisition-related cost reduction initiatives, and seasonal fluctuations in the children’s apparel business.  These risks are described in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and “Statement Regarding Forward-Looking Statements.”  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Eric Martin
Vice President, Investor Relations
(404) 745-2889

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended		Six-month periods ended

	July 1, 2006	July 2, 2005	July 1, 2006	July 2, 2005

Net sales:
Wholesale	$104,506	$86,046	$235,548	$185,000
Retail	122,098	67,497	233,478	135,261
Mass channel	50,973	38,957	104,998	78,446
Total net sales	277,577	192,500	574,024	398,707
Cost of goods sold	180,342	126,435	368,625	256,877
Gross profit	97,235	66,065	205,399	141,830
Selling, general, and administrative expenses	82,466	51,243	165,448	103,239
Plant closure costs	10	4,569	91	4,569
Royalty income	(6,654)	(2,813)	(13,828)	(6,336)
Operating income	21,413	13,066	53,688	40,358
Interest expense, net	6,929	4,055	13,813	8,457
Income before income taxes	14,484	9,011	39,875	31,901
Provision for income taxes	5,466	3,561	15,071	12,602
Net income	$9,018	$5,450	$24,804	$19,299
Basic net income per common share	$0.16	$0.10	$0.43	$0.34
Diluted net income per common share	$0.15	$0.09	$0.41	$0.32
Basic weighted average number of shares outstanding	57,877,753	57,159,886	57,793,393	57,046,684
Diluted weighted average number of shares outstanding	61,183,491	60,643,410	61,160,185	60,514,664

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	July 1, 2006	Dec. 31, 2005	July 2, 2005

ASSETS
Current assets:
Cash and cash equivalents	$41,624	$84,276	$15,376
Accounts receivable, net	103,151	96,144	82,005
Inventories, net	190,524	188,454	139,644
Prepaid expenses and other current assets	8,413	6,262	5,364
Deferred income taxes	18,795	23,909	12,866
Total current assets	362,507	399,045	255,255
Property, plant, and equipment, net	76,192	79,458	49,612
Tradenames	322,233	322,233	220,233
Cost in excess of fair value of net assets acquired	283,122	284,172	139,282
Deferred debt issuance costs, net	7,118	8,257	4,801
Licensing agreements, net	15,022	17,150	—
Leasehold interests, net	1,385	1,619	—
Other assets	7,779	4,793	3,070
Total assets	$1,075,358	$1,116,727	$672,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$3,979	$3,241	$368
Accounts payable	57,074	63,735	35,073
Other current liabilities	55,490	89,627	40,222
Total current liabilities	116,543	156,603	75,663
Long-term debt	389,915	426,791	148,911
Deferred income taxes	127,613	124,439	83,610
Other long-term liabilities	21,528	22,250	12,285
Total liabilities	655,599	730,083	320,469
Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at July 1, 2006, December 31, 2005, and July 2, 2005	—	—	—
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 58,153,110 shares issued and outstanding at July 1, 2006; 40,000,000 shares authorized; 28,909,729 and 28,702,789 shares issued and outstanding at December 31, 2005 and July 2, 2005, respectively	582	289	287
Additional paid-in capital	263,822	260,414	254,104
Deferred compensation	—	(2,749)	(2,040)
Accumulated other comprehensive income	3,215	1,354	—
Retained earnings	152,140	127,336	99,433
Total stockholders’ equity	419,759	386,644	351,784
Total liabilities and stockholders’ equity	$1,075,358	$1,116,727	$672,253

SOURCE  Carter’s, Inc.
          -0-                                                            07/25/2006
          /CONTACT:  Eric Martin, Vice President, Investor Relations of Carter’s,
Inc., +1-404-745-2889/
          /Web site:  http://www.carters.com /